UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2018
FORUM ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35504	61-1488595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
920 Memorial City Way, Suite 1000
Houston, Texas 77024
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (281) 949-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 31, 2018, Mr. James W. Harris, Executive Vice President - Drilling and Subsea, entered into a Retirement Agreement (the “Agreement”) with Forum Energy Technologies, Inc. (the “Company”), which governs the terms of his retirement. Mr. Harris will remain an employee of the Company and will be entitled to continued base salary and participation in employee benefit plans and programs while providing advisory services to the Company, until his retirement on April 30, 2019 or such earlier date that Mr. Harris accepts employment with a third party (the “Separation Date”). As previously announced, Mr. Harris transitioned from serving as the Company’s Executive Vice President and Chief Financial Officer, effective as of March 1, 2018. All of Mr. Harris’s outstanding restricted stock units vested as of July 31, 2018 and will be issued on January 31, 2019. All of Mr. Harris’s outstanding unvested options will become exercisable sixty days after the Separation Date, and the options will remain exercisable until the earlier of the termination date of the options or the third anniversary of the Separation Date. All of his unvested restricted stock vested as of July 31, 2018 and will be issued upon the expiration of a six-month delay period. Mr. Harris will remain eligible for payment of his outstanding Performance Share Awards, which will be earned based on actual performance results for the applicable performance periods, prorated to reflect the full months Mr. Harris was employed by the Company during the applicable performance periods, and issued at the time such awards are payable to the Company’s active employees. Under the Agreement, Mr. Harris is entitled to an annual cash bonus under the Company’s Management Incentive Plan for the calendar year 2018, which shall be determined and paid in accordance with the terms of such plan, subject to applicable approvals. In addition, if the Separation Date is prior to April 30, 2019, Mr. Harris will be entitled to a lump sum payment of the base salary that otherwise would have been payable to him for the period from the Separation Date through April 30, 2019 and payment of the bonus pursuant to the Company’s Management Incentive Plan for the calendar year 2018.
The Agreement reaffirms, and Mr. Harris agrees to abide by, the terms and conditions of the restrictive covenants in the employment agreement between the Company and Mr. Harris. The payments and benefits described above are subject to and conditioned upon Mr. Harris’s timely execution of a release of claims against the Company and its affiliates and his continued compliance with the restrictive covenants.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto.
Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits

Exhibit Number	Description
10.1	Retirement Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Forum Energy Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORUM ENERGY TECHNOLOGIES, INC.
Date: August 2, 2018
By:    /s/ John C. Ivascu
John C. Ivascu
Vice President, Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Retirement Agreement